     As filed with the Securities and Exchange Commission on June 30, 1998

                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                           -------------------------

                          MICROSTRATEGY INCORPORATED
            (Exact name of registrant as specified in its charter)

DELAWARE                                                              51-0323571
(State or other jurisdiction                                       (IRS Employer
of incorporation or  organization)                        Identification Number)


8000 TOWERS CRESCENT DRIVE                                                 22182
VIENNA, VIRGINIA                                                      (Zip Code)
(Address of Principal Executive
Offices)

                  MICROSTRATEGY INCORPORATED 1996 STOCK PLAN

    MICROSTRATEGY INCORPORATED 1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

             MICROSTRATEGY INCORPORATED 1997 DIRECTOR OPTION PLAN

         MICROSTRATEGY INCORPORATED 1998 EMPLOYEE STOCK PURCHASE PLAN

                             MR. MICHAEL J. SAYLOR
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          MICROSTRATEGY INCORPORATED
                          8000 TOWERS CRESCENT DRIVE
                            VIENNA, VIRGINIA 22182
                    (Name and address of agent for service)
                                 (703) 848-8600
         (Telephone number, including area code, of agent for service)

                           -------------------------

                                    Copy to:
                                 JOHN D. WATSON
                                LATHAM & WATKINS
                   1001 PENNSYLVANIA AVENUE, N.W. SUITE 1300
                          Washington, D.C.  20004-2505

                           -------------------------

                                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                 Title of Each                                     Proposed Maximum    Proposed Maximum     Amount of
              Class of Securities                  Amount to be     Offering Price    Aggregate Offering   Registration
               to be Registered                     Registered       Per Share (1)         Price (1)           Fee
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$0.001 per share (2)                             9,200,000 shares   $ .50 to $25.50       $97,985,971       $28,905.87
=======================================================================================================================

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the Proposed Maximum Offering Price Per Share is based upon (i) with respect to 6,007,653 shares that may be acquired pursuant to stock options granted by MicroStrategy Incorporated (the "Company") under the MicroStrategy Incorporated 1996 Stock Plan (the "1996 Stock Plan"), the MicroStrategy Incorporated 1997 Stock Option Plan for French Employees (the "French Plan") and the MicroStrategy Incorporated 1997 Director Option Plan (the "Director Option Plan" and, together with the 1996 Stock Plan and the French Plan, the "Option Plans") prior to the date of this Registration Statement, the actual price at which such stock options may be exercised;
     (ii) with respect to the remaining 2,492,347 shares that may be acquired pursuant to stock options that may be granted by the Company under the Option Plans from time to time after the date hereof, $25.50 per share, which represents the average of the high and low prices reported on the Nasdaq Stock Market for shares of the Class A Common Stock on June 24, 1998; and (iii) with respect to up to 700,000 shares of Class A Common Stock that may be issued from time to time under the MicroStrategy Incorporated 1998 Employee Stock Purchase Plan (the "Purchase Plan" and, together with the Option Plans, the "Plans"), $25.50 per share, which represents the average of the high and low prices reported on the Nasdaq Stock Market for shares of the Class A Common Stock on June 24, 1998.

(2) The Option Plans authorize the issuance of a maximum of 8,500,000 shares of Class A Common Stock in the aggregate. Of such shares, 5,769,653 are subject to outstanding options granted under the 1996 Stock Plan as of June 30, 1998, 104,500 are subject to outstanding options granted under the French Plan as of June 30, 1998 and 135,000 are subject to outstanding options granted under the Director Option Plan as of June 30, 1998. The Purchase Plan authorizes the purchase of up to 400,000 shares of Class A Common Stock, subject to increase under certain circumstances.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed with this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The prospectus contained in Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 relating to its initial public offering of Class A Common Stock filed with the Commission on June 11, 1998 (File No. 333-49899).

     2. Description of the Company's Class A Common Stock incorporated by reference into the Company's Registration Statement on Form 8-A filed with the Commission on June 10, 1998.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Class A Common Stock registered hereunder will be passed upon for the Company by Latham & Watkins, Washington, D.C. A partner of Latham & Watkins holds nonstatutory options to purchase approximately 25,000 shares of Class A Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that an officer or director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as an officer or director, except in certain cases where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its officers or directors from compliance with federal or state securities laws. The Certificate also generally provides that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such Proceeding. An officer or director shall not be entitled to indemnification by the Company if (i) the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

     The Company has obtained a directors' and officers' insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified its directors and officers.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.   EXHIBITS.

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.    Description of Exhibit
----------     ----------------------
   4.1         Form of Class A Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company's
               Registration Statement on Form S-1 (File No. 333-49899)).

  *5.1         Opinion of Latham & Watkins.

  10.1         MicroStrategy Incorporated 1996 Stock Plan (as amended) (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 (File No. 333-49899)).

  10.2         MicroStrategy Incorporated 1997 Stock Option Plan for French Employees (incorporated by reference to
               Exhibit 10.6 to the Company's Registration Statement on Form S-1 (File No. 333-49899)).

  10.3         MicroStrategy Incorporated 1997 Director Option Plan (incorporated by reference to Exhibit 10.7 to the
               Company's Registration Statement on Form S-1 (File No. 333-49899)).

 *10.4         MicroStrategy Incorporated 1998 Employee Stock Purchase Plan.

 *23.1         Consent of Latham & Watkins (included as part of their opinion attached as Exhibit 5.1 hereto).

 *23.2         Consent of Coopers & Lybrand L.L.P.

 *24.1         Power of Attorney (included on page 7 hereto)

____________________
* Filed herewith.


ITEM 9.   UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          --------  -------
          apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                            ---- ----

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                  ---- ----

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia on June 30, 1998.

                              MICROSTRATEGY INCORPORATED

                              By:   /s/ Michael J. Saylor
                                 -------------------------------------
                                    Michael J. Saylor
                                    Chairman of the Board, Chief Executive
                                    Officer and President


                              POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Mark S. Lynch as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

      Signatures                        Title                                               Date
      ----------                        -----                                               ----
/s/ Michael J. Saylor                   Chairman of the Board, Chief Executive          June 30, 1998
---------------------------------
    Michael J. Saylor                   Officer and President (Principal Executive
                                        Officer)

/s/  Sanju K. Bansal                    Executive Vice President, Chief                 June 30, 1998
---------------------------------
     Sanju K. Bansal                    Operating Officer and Director

/s/   Mark S. Lynch                     Vice President, Finance and Chief               June 30, 1998
---------------------------------
      Mark S. Lynch                     Financial Officer (Principal Financial
                                        and Accounting Officer)

                                        Director                                        June __, 1998
---------------------------------
     Frank A. Ingari


/s/  Ralph S. Terkowitz                 Director                                        June 30, 1998
---------------------------------
     Ralph S. Terkowitz


                                        Director                                        June __, 1998
---------------------------------
  Jonathan J. Ledecky